UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under §240.14a-12

ALPHA PRO TECH, LTD.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR SHAREHOLDERS:

We will hold the 2019 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd. at 9:30 a.m., local time, on Tuesday, June 11, 2019, at the Edward Village Hotel, 50 East Valhalla Drive, Markham, Ontario, Canada L3R 0A3. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to certain shareholders on the Internet. We believe that the rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. If you have received printed proxy materials, please complete, sign and date the enclosed proxy card and return it by mail. Otherwise, please review the instructions regarding your voting options described in the Notice of Internet Availability of Proxy Materials that you received in the mail.

On behalf of the directors, management and employees of Alpha Pro Tech, Ltd., thank you for your support of and ownership in our company.

Sincerely,

Lloyd Hoffman President, Chief Executive Officer and Director

April 30, 2019

ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario, Canada L3R 9R2

Telephone: (905) 479-0654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company,” “we,” “our” or “us”) will be held at the Edward Village Hotel, 50 East Valhalla Drive, Markham, Ontario, Canada L3R 0A3, on Tuesday, June 11, 2019, at 9:30 a.m., local time, for the following purposes:

1.	To elect seven (7) directors of the Company to serve until the 2020 Annual Meeting of Shareholders;

2.	To ratify the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.	To hold a non-binding advisory vote on the frequency of future executive compensation advisory votes (every one, two or three years); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 15, 2019, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning two (2) business days after the mailing of this Notice of the Annual Meeting. The list will also be available at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are requested to vote by following the instructions on the Notice of Internet Availability of Proxy Materials or, if you received printed copies of the proxy materials, to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy or by giving written notice of revocation to the Secretary of the Company at any time prior to the voting thereof.

By Order of the Board of Directors,

Lloyd Hoffman President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to be Held on June 11, 2019

This Proxy Statement is available at

http://www.alphaprotech.com/userfiles/doccenter/Proxy_statement_2019.pdf,

and the 2018 Annual Report is available at

http://www.alphaprotech.com/userfiles/doccenter/Annual_Report_2018.pdf.

PROXY STATEMENT
FOR THE
2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 11, 2019

ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario, Canada L3R 9R2

Telephone: (905) 479-0654

PROXY STATEMENT
FOR THE
2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 11, 2019

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Shareholders, contains information about the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company,” “we,” “our” or “us”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:30 a.m., local time, on Tuesday, June 11, 2019, at the Edward Village Hotel, 50 East Valhalla Drive, Markham, Ontario, Canada L3R 0A3.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

This Proxy Statement and accompanying proxy card, or the Notice of Internet Availability of Proxy Materials, as applicable, are first being sent to shareholders of the Company on or about April 30, 2019.

We encourage all of our shareholders to vote at the Annual Meeting, and we hope that the information contained in this document will help you decide how you wish to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to be Held on June 11, 2019

This Proxy Statement is available at

http://www.alphaprotech.com/userfiles/doccenter/Proxy_statement_2019.pdf,

and the 2018 Annual Report is available at

http://www.alphaprotech.com/userfiles/doccenter/Annual_Report_2018.pdf.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, the Company’s shareholders will consider and act upon the following matters:

1.	The election of seven (7) directors to serve until the 2020 Annual Meeting of Shareholders;
2.	The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019;
3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (the “Say-on-Pay proposal”);
4.	A non-binding advisory vote on the frequency of future executive compensation advisory votes (the “Say-When-on-Pay proposal”); and
5.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition, management will report on the performance of the Company and respond to questions from shareholders.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to use a hybrid “notice and access” approach, pursuant to which our registered shareholders will receive a printed copy of the proxy materials, while our beneficial shareholders (unless such shareholders have specifically requested paper copies of the materials) will receive only the required notification documentation under the notice and access provisions of the SEC rules, which will not include a paper copy of this Proxy Statement or our 2018 Annual Report to Shareholders. This approach conserves paper and reduces our costs of printing and distributing the proxy materials, while providing our shareholders with a convenient method of accessing the materials and voting. On or about April 30, 2019, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our beneficial shareholders, which contains instructions on how to access and review the proxy materials on the Internet, how to submit your proxy via the Internet or by telephone, and how to request paper copies of the proxy materials, including this Proxy Statement and our 2018 Annual Report to Shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record of the Company’s common stock at the close of business on April 15, 2019, are entitled to vote at the Annual Meeting. Each shareholder of common stock is entitled to one (1) vote per share. We are authorized to issue 50,000,000 common shares, par value $.01 per share. There were issued and outstanding 13,281,016 of common stock as of the close of business on the Record Date. There is only one (1) class of shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Please note that if you hold your shares beneficially in “street name” (that is, through a broker, bank or other nominee), you will need to present a copy of a brokerage statement reflecting your stock ownership as of the Record Date and such other documents as may be required by your broker when you check in at the registration desk at the Annual Meeting. Failure to provide adequate proof that you are a shareholder may prevent you from being admitted to the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the shareholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting by proxy. Please follow the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you received printed copies of the proxy materials, on the proxy card or voting instruction card. We urge you to review the proxy materials carefully before you vote. These materials are available at http://www.alphaprotech.com/userfiles/doccenter/Proxy_statement_2019.pdf.

How will my proxy be voted?

We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR the election of the seven (7) director-nominees, FOR the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019, FOR the Say-on-Pay proposal, and for the option of ONCE EVERY YEAR as the preferred frequency with respect to the Say-When-on-Pay proposal – and in the manner deemed by the persons named as proxies to be in the best interests of the Company and its shareholders as to any other matters that may come before the Annual Meeting. We are currently not aware of any other matters that may be properly presented at the Annual Meeting.

Can I revoke my proxy or change my vote?

The Board of Directors of the Company is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy or by giving written notice of revocation to the Secretary of the Company at any time prior to the voting thereof. We must, however, actually receive the written notice or later-dated proxy before the vote of the shareholders. Only the latest validly-executed proxy that you submit will be counted.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the Secretary of the Company or by delivering a later-dated proxy.

How can I obtain directions to be able to attend the Annual Meeting and vote in person?

Information on how to obtain directions to be able to attend the Annual Meeting and vote in person can be found at the following website: http://www.alphaprotech.com/userfiles/doccenter/Proxy_statement_2019.pdf.

Will my vote be public?

No. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available if actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock will constitute a quorum, allowing the conduct of business. The shareholders present may adjourn the meeting despite the absence of a quorum.

How many votes are needed to approve the proposals?

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (Proposal 1). The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2) and the Say-on-Pay proposal (Proposal 3) will require the affirmative vote of a majority of the votes cast at the meeting. Although there is no voting standard directly applicable to the Say-When-on-Pay proposal (Proposal 4), the option of “once every year,” “once every two years” or “once every three years” that receives the highest number of votes cast will be considered the frequency that has been approved by the shareholders on an advisory basis.

A shareholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will not be counted as voting on any proposal brought before the Annual Meeting. Because the election of directors (Proposal 1) is determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, abstentions will not affect the outcome of this matter. Because they are not considered to be votes cast, abstentions will not affect the outcome of the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2), or the executive compensation matters (Proposals 3 and 4).

What if my shares are held by a broker, bank or other nominee?

If you hold your shares in “street name,” i.e., in the name of a broker, bank or other nominee who is considered the shareholder of record with respect to those shares, these proxy materials, or instructions for how to access these proxy materials, are being forwarded to you by them. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card if you want your votes to count in the election of directors (Proposal 1) and the executive compensation matters (Proposals 3 and 4). Your broker, bank or nominee does not have the ability to vote your uninstructed shares on a discretionary basis in the election of directors or with respect to the executive compensation matters. Therefore, if you hold your shares in “street name” and do not instruct your broker, bank or nominee on how to vote in the election of directors or on the executive compensation matters, your shares will not be voted for any director nominee or on the executive compensation matters, or on any other proposal on which your broker does not have discretionary authority (resulting in a “broker non-vote”).

Shares underlying broker non-votes are counted for general quorum purposes but are not deemed to be present or entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote. Thus, broker non-votes are not considered to be votes cast at a meeting (either for or against a proposal). At the Annual Meeting, broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the election of directors based on the plurality voting standard. Similarly, broker non-votes will not be counted for purposes of the executive compensation matters (Proposals 3 and 4) and will have no effect on the outcome of such matters since broker non-votes are not considered to be votes cast. Your broker, bank or nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2).

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four (4) business days of the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four (4) business days after the final results are known.

If I share an address with other shareholders of the Company, how can I request to obtain only one set of voting materials for future meetings?

You may request that we send you and the other shareholder(s) who share an address with you only one Notice or one set of proxy materials by calling us at (905) 479-0654 or by writing to us at our principal executive office at Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attn: Secretary. For shareholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each shareholder. For shareholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone.

How do I obtain a separate set of proxy materials if I share an address with other shareholders?

If requested by a shareholder, we may deliver one Notice or, where applicable, one set of the proxy materials, to certain shareholders who share an address. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (905) 479-0654 or by writing to us at our principal executive office at Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attn: Secretary. If you received a Notice and you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by phone or e-mail.

PERSONS MAKING THE SOLICITATION

The cost of soliciting proxies will be borne by the Company. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company, but these individuals may be reimbursed for their out-of-pocket expenses. We may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board of Directors of the Company (the “Board”) is currently fixed at seven (7) members. Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified. Based on the recommendation of the Nominating/Governance Committee, the Board proposes that the seven (7) nominees identified below be elected for a new term of one (1) year and until their successors are duly elected and qualified. Shareholders may not vote for a greater number of persons than the number of nominees named.

Each of the nominees has consented to serve. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Unless “Withhold” or “For All Except” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the seven (7) nominees to the Board.

The Board unanimously recommends that you vote FOR each of the nominees listed below to serve as Directors of the company until the next annual meeting of shareholders AND until their successors are duly elected and qualified.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company. All of the nominees are currently directors and were elected by the shareholders at the Company’s last annual meeting of shareholders.

The biographical information for each of the nominees below contains a description of the individual’s service as a director; business experience; director positions held currently or at any time during the last five (5) years, if applicable; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experiences, qualifications, attributes and skills that caused the Board to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears later in this Proxy Statement.

Information about the remaining executive officer of the Company who is not also a director is also provided below. None of the director-nominees or executive officers are related to any other director-nominee of the Company or to any other executive officer.

Information About Director-Nominees

LLOYD HOFFMAN (age 58) has been employed by the Company since November 15, 1991, first in the capacity of accountant, then as Senior Vice President of Finance and Administration from 1999 until 2002, as Chief Financial Officer from 2002 until December 2015, as Chief Executive Officer beginning January 4, 2016, and as President and Chief Executive Officer since December 27, 2017. He has been a director of the Company since January 4, 2016. From 1987 until 1991, Mr. Hoffman was in charge of finance and administration at Software Concepts, Inc., a developer of software for association and magazine publishers.

Mr. Hoffman’s ability to lead the Company in the global marketplace, coupled with his over 27 years of experience in the industry, his financial skills and his strong familiarity with the Company’s business, all provide him with a wide range of knowledge on issues important to the Company and its subsidiaries. Mr. Hoffman’s history with the Company and corporate leadership experience contribute greatly to the Board.

JOHN RITOTA (age 68) has been a director of the Company since December 18, 1991. Dr. Ritota has operated a general dentistry practice, Ritota and Ritota, with his brother in Delray Beach, Florida since 1981, where he currently serves as President and a director. From 2004 until 2008, Dr. Ritota served as a director of Maxim TEP, Inc., now known as Conquest Petroleum Inc., an oil and natural gas exploration, development and production company headquartered in The Woodlands, Texas, a suburb of Houston.

The Board believes that Dr. Ritota’s experience gained through operating and managing his dental practice and his history of service as a public company director provide him with a wide range of knowledge on issues important to business, including the business of the Company, that contributes valuable insight to the Board.

RUSSELL MANOCK (age 71) has been a director of the Company since June 10, 2000. Mr. Manock has been an independent chartered professional accountant (sole practitioner) since September 1, 2017. He was previously a senior partner in the public accounting firm Snow & Manock in Toronto, Ontario, Canada from 1976 until September 1, 2017.

Mr. Manock’s extensive experience as a chartered accountant, as well as his experience gained through the leadership and management of his accounting firm, equip him with a wide range of accounting, financial, capital markets, risk assessment, management and other skills, all of which provide valuable insight and expertise to the Board.

DANNY MONTGOMERY (age 70) has been the Senior Vice President of Alpha ProTech Engineered Products, Inc. (a subsidiary of the Company) since 2005, the Senior Vice President of Manufacturing of the Company since 2007 and a director of the Company since 2007. Mr. Montgomery has over 50 years of manufacturing and sales experience in various plastics and plastics processing and polymer industries. Mr. Montgomery joined the Company in July 1994 when the assets of Ludan Corp., a company that he founded and managed, were acquired by Alpha Pro Tech, Inc.

The Board believes that Mr. Montgomery’s years of experience in manufacturing and sales, as well as his knowledge and understanding of the business of the Company and its subsidiaries, make him a valuable contributor to the Board.

DAVID R. GARCIA (age 70) has been a director of the Company since October 2010. Mr. Garcia has been retired since January 2009. He was a licensed stockbroker/producing manager with Cantella & Co. from 1983 until his retirement. Prior to entering the financial industry, he was employed by CF&I Steel Corp. in the Labor Relations Department from 1979 to 1983. Mr. Garcia was the Executive Director of the Wyoming Fair Employment Commission, a division of the Wyoming Department of Labor, from 1973 to 1979.

The Board believes that Mr. Garcia’s years of experience as a stockbroker, specifically his resulting exposure to publicly-held companies and their financial results and his understanding of public company risk assessment, bring a significant amount of perspective and knowledge to the Board.

JAMES BUCHAN (age 52) has been a director of the Company since April 2017. Since August 2016, Mr. Buchan has served as a Senior Manager – Real Estate Critical and Key Facility Management for Bell Canada, a subsidiary of BCE Inc., one of the largest telecom and media companies in Canada (“Bell”), where he provides leadership and technical expertise to critical facility operations. From September 2013 until August 2016, Mr. Buchan served as Operations Manager for Bell. Prior to working for Bell, Mr. Buchan worked as a manager for Urbacon, a contractor for Bell, from September 2012 until September 2013, and as a facility manager for Brookfield Global Integrated Solutions from September 2009 until September 2012.

The Board believes that Mr. Buchan’s financial, operational and managerial experience in one of Canada’s largest telecom companies and his experience in financial management, strategic planning, human resources and labor relationship management, as well as his strong communications background, add a valuable perspective to the Board.

DONNA MILLAR (age 66) has been a director of the Company since December 27, 2017, and an employee of the Company and its predecessor since 1989. Since 2000, she has served as the primary point of contact for investor relations for the Company. Previously, she served as Director of International Sales from 1981 to 1991, in various accounting, customer service and investor relations roles from 1991 to 2000 and as Assistant to the President from 2000 to 2017. In her 28 years with the Company, she has gathered knowledge of the Company through several sales and accounting jobs, as well as public company experience through participating in capital raises, organizing and attending investor and shareholder meetings and serving as the primary contact for investor relations. Her deceased husband, Alexander W. Millar, was the former President and Chairman of the Company.

The Board believes that Ms. Millar’s in-depth knowledge of and long history with the Company, as well as her extensive experience serving a public company, contribute greatly to the Board.

Information About Executive Officer Who Is Not Also A Director-Nominee

Two of the executive officers of the Company, Lloyd Hoffman and Danny Montgomery, are also current directors and director-nominees and are identified above. Information follows on the other current executive officer of the Company.

COLLEEN MCDONALD (age 48) has been the Chief Financial Officer of the Company since January 4, 2016. Ms. McDonald joined the Company’s accounting department in 1995 and was named Assistant Corporate Controller in 2002. She then held the position of Corporate Controller from 2003 until she became Chief Financial Officer in 2016.

CORPORATE GOVERNANCE AND BOARD MATTERS

The principal role of the Company’s Board is to oversee the management of the Company’s affairs for the benefit of our shareholders. The Board regularly reviews our corporate governance policies and practices and compares them to those suggested by various authorities in the matters of corporate governance and the practices of other companies, taking into account the size and resources of the Company. Additionally, the Company continues to review new and proposed rules of the SEC and the listing standards of the NYSE American exchange (the “NYSE American”).

The Company is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace. The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s directors and employees, including the President and Chief Executive Officer, Chief Financial Officer and other executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the Code of Business Conduct and Ethics is available in the “Corporate Governance” section of our website, www.alphaprotech.com. Additionally, the Company will furnish to any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics and any waiver of the Code of Business Conduct and Ethics granted to any director or executive officer of the Company on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Director Independence

The NYSE American listing standards provide that at least a majority of the members of the Board must be independent. Accordingly, because our Board currently has seven (7) members, at least four (4) of the directors must be independent. The NYSE American listing standards provide that no director will qualify as “independent” for these purposes unless the Board affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with the NYSE American listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationships exist that would preclude a finding of independence under the NYSE American listing standards and (ii) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. Members of the Audit Committee, Organizational Development and Compensation Committee and Nominating/Governance Committee must also meet applicable independence tests of the NYSE American and the SEC.

The Board has reviewed a summary of the directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. The purpose of this review was to determine whether any such transactions, relationships or arrangements were material and possibly inconsistent with a determination that the director was independent. After deliberation, the Board has determined that the Company’s four (4) non-employee directors – John Ritota, Russell Manock, David R. Garcia and James Buchan – are independent and that all of the members of the Audit Committee, Organizational Development and Compensation Committee and Nominating/Governance Committee also satisfy the independence tests referenced above. Mr. Hoffman, Mr. Montgomery and Ms. Millar are not independent due to their employment with the Company.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by our shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to facilitate the Board in acting effectively as a working group so that the Company and its performance may benefit.

For more than 20 years prior to September 2015, the Company was primarily led and managed by Sheldon Hoffman, as Chief Executive Officer, and Alexander W. Millar, as President. While the Board does not have a policy requiring the separation or combination of the Chief Executive Officer and Chairman roles, the leadership structure of the Company historically included the combination of these roles, and, although not formally appointed, Sheldon Hoffman performed the duties of Chairman until his resignation from the Board and as Chief Executive Officer on September 21, 2015. Effective January 4, 2016, Lloyd Hoffman was appointed Chief Executive Officer of the Company, and Alexander W. Millar was formally appointed to serve in the role of Chairman, thus separating, in form, the roles of Chief Executive Officer and Chairman. Since the death of Mr. Millar in December 2017, no director has been formally appointed to succeed him as Chairman. Although not formally appointed, Lloyd Hoffman has performed the duties of Chairman since his appointment as President on December 27, 2017. We have determined that our current structure is the most appropriate and effective Board leadership structure for the Company at this time, based upon a number of factors, including the experience of the applicable individuals, the current business environment and the specific needs of our business. However, we continue to evaluate the Board leadership structure of the Company in light of the loss of our Chairman in December 2017 to determine whether an alternate structure would best serve the interests of the Company in the future.

Although the Board has not designated a lead independent director, four (4) of the seven (7) current members of the Board are independent, three (3) of the four (4) independent directors have served as directors for at least seven (7) years and all have significant knowledge of the Company’s business. In addition, the Audit Committee, Organizational Development and Compensation Committee and Nominating/Governance Committee are comprised solely of independent directors. The Company’s non-management directors regularly meet in non-management directors’ sessions, which sessions allow the directors to speak candidly on any matter of interest, without the President and Chief Executive Officer or other members of management present.

Overall, the Board is collegial, and all Board members are well-engaged in their responsibilities. All Board members express their views and are open to the opinions expressed by other directors.

Risk Oversight

Executive management continually identifies and monitors the material risks facing the Company, including financial, strategic, operational, legal and compliance risks, together with business relationships and customer relations. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain of its committees the primary oversight responsibility for those risks that are directly related to each committee’s area of focus.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps that management has taken to monitor and control those exposures. The Organizational Development and Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel. The Nominating/Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board on how its effectiveness can be improved by changes in its composition and organization.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports that they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or its committees. We believe that our leadership structure also enhances the Board’s risk oversight function, as Lloyd Hoffman, in his roles as President and Chief Executive Officer, regularly discusses the material risks facing the Company with other members of the Company’s management team.

The Company maintains a whistleblower policy, which provides for confidential or anonymous employee communications with the non-management directors of the Board. The policy is monitored by the Audit Committee.

Board Meetings and Committees

The Board of the Company conducts its business through meetings of the Board and its committees. During 2018, the Board of the Company met six (6) times. Each of the incumbent directors attended 100% of the total number of meetings of the Board and all committees of the Board for the period during which the director served on the Board or such committee in 2018.

In addition to participation at Board and committee meetings, the Company’s directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the President and Chief Executive Officer and other members of management regarding matters of interest and concern to the Company.

Directors are encouraged but not required to attend the annual meetings of shareholders. A majority of the then-current directors (4 of 7) attended the Company’s 2018 Annual Meeting of Shareholders.

Our Board has a standing Audit Committee, Organizational Development and Compensation Committee and Nominating/Governance Committee. Only members of the Board can be members of a committee, and each committee is required to report its actions to the full Board. The functions of each of the Audit Committee, the Organizational Development and Compensation Committee and the Nominating/Governance Committee are governed by charters that have been adopted by the Board. The charters of each of these committees are available free of charge in the “Corporate Governance” section of our website, www.alphaprotech.com.

Audit Committee

The purposes of the Audit Committee are to assist the Board in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors, as well as to prepare the Audit Committee Report that is included annually in the Company’s proxy statement sent to shareholders for the annual meeting. The specific functions and responsibilities of the Audit Committee are set forth in more detail in the committee’s charter.

The Board has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that each member qualifies as independent under the heightened independence standards of the applicable NYSE American listing standards and SEC rules and satisfies the membership requirements of the SEC and the NYSE American for audit committee membership. The Board also has determined that Russell Manock qualifies as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. As an audit committee financial expert, Mr. Manock also satisfies the NYSE American accounting and financial management expertise requirements. Mr. Manock’s relevant experience is summarized in the section entitled “Proposal 1 – Election of Directors; Information About Director-Nominees” appearing earlier in this Proxy Statement.

The Audit Committee, consisting of Messrs. Russell Manock (Chairman), John Ritota and David R. Garcia, met four (4) times in 2018. The report of the Audit Committee appears later in this Proxy Statement.

Organizational Development and Compensation Committee

In April 2004, the Board expanded the function of the Compensation Committee to encompass organizational development and adopted an Organizational Development and Compensation Committee Charter.

The functions of the committee are to assist the Board in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and training of all management levels, as well as to produce the report of the Organizational Development and Compensation Committee that is included annually in the Company’s proxy statement sent to shareholders for the annual meeting. The President and Chief Executive Officer assists the committee with determining the amount of compensation to be paid to the other executive officers, in part, by providing historical and current performance data to the committee, but does not play a role in his own compensation determination. The committee has discretion to approve, disapprove or modify recommendations made by the President and Chief Executive Officer and then provides a recommendation regarding compensation of our executive team to the Board for its approval.

The charter of the Organizational Development and Compensation Committee grants the committee the authority to hire outside experts in the field of executive compensation to assist the committee in fulfilling its responsibilities. Currently, the committee does not use such a compensation consultant or similar expert, and the committee does not delegate its responsibility for determining executive and director compensation. However, in the future, the committee may engage or seek the advice of a compensation consultant or similar expert.

The Board considered all of the factors specifically relevant to determining whether a member of the compensation committee has a relationship to the Company which is material to his ability to be independent from management in connection with the duties of a compensation committee member, including the source of compensation of the member and whether the member is affiliated with the Company. The Board determined that each of the members of the committee is independent within the meaning of the NYSE American listing standards and the NYSE American Company Guide.

The Organizational Development and Compensation Committee, consisting of Messrs. John Ritota (Chairman), David R. Garcia and James Buchan, met four (4) times in 2018. The report of the Organizational Development and Compensation Committee appears later in this Proxy Statement.

The Organizational Development and Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incent risks that are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the committee concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company. The committee will continue to review on an annual basis the Company’s compensation programs, plans and practices in order to determine if there are incentives that could result in risks that could have such an effect on the Company.

Nominating/Governance Committee

The purposes of the Nominating/Governance Committee are to (1) identify and recommend to the Board candidates for nomination or appointment as directors, (2) review and recommend to the Board appointments to Board committees, (3) develop and recommend to the Board corporate governance guidelines for the Company and any changes to those guidelines, (4) review, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations and recommend to the Board any changes to the Code of Business Conduct and Ethics and such policies and programs and (5) oversee the Board’s annual evaluation of its own performance.

Each of the members of the committee is independent within the meaning of the NYSE American listing standards.

The Nominating/Governance Committee, consisting of Messrs. James Buchan (Chairman), Russell Manock and David R. Garcia, met four (4) times in 2018.

Consideration of Director-Nominees

Criteria and Diversity

Criteria that are used by the Nominating/Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent” as defined by the applicable NYSE American listing standards, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating/Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Nominating/Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the Company’s success. For a discussion of the individual experience and qualifications of our directors, please refer to the section entitled “Proposal 1 – Election of Directors; Information About Director-Nominees” appearing earlier in this Proxy Statement.

Process for Identifying and Evaluating Director-Nominees

The process followed by the Nominating/Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating/Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating/Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

Director-Nominees Proposed by Shareholders

The Nominating/Governance Committee will consider candidates recommended by shareholders for inclusion by the Board in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director-nominees, including candidates recommended by shareholders, the Nominating/Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating/Governance Committee to consider as potential director candidates by submitting the following information to the Nominating/Governance Committee, c/o Secretary of Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2:

●	The name of the recommended person;

●

All information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as may be amended from time to time;

●	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

●

As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

●	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Any such recommendation must be received at the address above not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

Shareholder Communications with the Board of Directors

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating/Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairman of the Nominating/Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating/Governance Committee, c/o Secretary of Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2.

All written communications to the Company’s Board will be relayed to the Nominating/Governance Committee without being screened by management.

Compensation Committee Interlocks and Insider Participation

During 2018, the Organizational Development and Compensation Committee, which establishes the compensation of the Company’s executive officers, was comprised of Messrs. John Ritota (Chairman), David R. Garcia and James Buchan. No member of the committee is, or was during 2018, an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between it or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions. However, we may occasionally enter into or participate in transactions with certain “related persons.” “Related persons” include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.”

In accordance with the Company’s Related Person Transaction Policy Statement, the Company’s accounting department brings any potential transaction between the Company and a related person to the attention of the Chief Financial Officer, who then notifies the President and Chief Executive Officer, the Audit Committee and/or the full Board. The Audit Committee or a majority of disinterested directors then reviews the material facts of the related person transaction and either approves or disapproves of the transaction.  In determining whether to approve a related person transaction, a number of factors are considered, including the material terms of the transaction, the nature of the related person’s interest in the transaction, the significance of the transaction to the related person, the nature of the related person’s relationship with the Company, the significance of the transaction to the Company and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or member of management to act in the best interests of the Company.  Transactions that are less than $10,000 and that are deemed to be in the ordinary course of business, as determined by the Chief Financial Officer and/or the President and Chief Executive Officer, are not subject to these review procedures. The President and Chief Executive Officer reviews all related person transactions to ensure that they are “arm’s length” and accounted for properly, and further reviews the disclosures in the Company’s SEC filings to ensure that any related person transactions are disclosed in accordance with SEC rules and the requirements of U.S. generally accepted accounting principles.

Additionally, the Audit Committee of the Company’s Board, pursuant to its written charter, has developed, and the Board has approved, a Code of Business Conduct and Ethics, which sets forth certain factors that must be considered in identifying potential conflicts of interest and certain situations that could create a conflict of interest. Any such potential conflict of interest situation must be discussed with the Code of Business Conduct and Ethics Contact Person, currently the Company’s President and Chief Executive Officer.

Ms. Millar has a material interest in certain benefits and other payments which were made pursuant to the employment agreement with Alexander W. Millar dated May 15, 2015 (the “Millar Employment Agreement”), as well as an interest in property held by Mr. Millar prior to his death, as beneficiary of Mr. Millar’s estate. Mr. Millar’s estate included a death benefit payable pursuant to the Millar Employment Agreement, in an amount of $619,000, as well as 66,667 options with an exercise price of $2.12 granted on June 24, 2016, which were exercisable in accordance with the Millar Employment Agreement and the applicable option award agreement. The options were exercised with a market value on the exercise date of $3.65 per share. In 2018, Ms. Millar received one-third of the death benefit ($206,333), with the remainder to be paid in subsequent years, all of the shares of common stock held by Mr. Millar prior to his death, and all of the shares of common stock received upon the exercise of the 66,667 options from the estate of Mr. Millar.

Additionally, as an employee of the Company, Ms. Millar receives a salary of approximately $127,000(1) and is eligible to participate in the Option Plan (as defined below) and the Company’s other benefit plans, practices and programs, as in effect from time to time, in accordance with their terms. In connection with her employment, Ms. Millar received a grant of 14,250 employee stock options with an exercise price of $3.20 on March 21, 2018, which are exercisable in three equal installments on the first, second and third anniversary of the grant date.

(1) Ms. Millar’s salary was paid as Can$165,000 in 2018. It was converted to US dollars at the exchange rate of 1.2957.

EXECUTIVE COMPENSATION

This Executive Compensation section addresses the objectives and implementation of the Company’s executive compensation program and focuses on the policies and decisions underlying the program. The Company intends for this Executive Compensation section to not only describe the various elements of the current executive compensation program of the Company, but also provide information regarding the underlying philosophy of the program and the criteria on which executive compensation is based.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

●	Motivate and retain highly qualified managers and executives;
●	Link executives’ total compensation to Company and individual job performance; and
●	Provide an appropriate balance between incentives focused on achievement of annual business plans and long-term incentives tied to increases in shareholder value.

Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

Oversight of the Compensation Program/Role of Executive Officers

The Organizational Development and Compensation Committee oversees our compensation program and reviews and recommends to the Board the compensation to be paid to all executive officers, including the President and Chief Executive Officer, the Chief Financial Officer and our other executive officer during 2018 (collectively, the “Named Executive Officers”) (our Named Executive Officers are identified in the 2018 Summary Compensation Table that appears later in this Proxy Statement).

Our Organizational Development and Compensation Committee’s responsibilities include reviewing and recommending to the Board annually the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The President and Chief Executive Officer assists the committee with determining the amount of compensation to be paid to the other executive officers, in part, by providing historical and current performance data to the committee, but does not play a role in his own compensation determination. The committee has discretion to approve, disapprove or modify recommendations made by the President and Chief Executive Officer and to then provide a recommendation regarding compensation of our executive team to the Board for its approval.

Elements of Executive Compensation

The key elements of the Company’s executive compensation program are (i) base salary, (ii) discretionary annual incentive compensation and long-term incentive compensation and (iii) contractual incentive awards (for Mr. Hoffman only).

Base Salary

The Company pays its Named Executive Officers a fixed annual base salary. Base salary is determined principally by job responsibilities required by the position, the length of service of the individual in such position and at the Company, and individual competence. Base salaries provide a degree of financial stability for the Named Executive Officers, with increases designed to reward recent performance and contributions. The amount of base salaries and any future increase or decrease in base salaries may also take into account the compensation paid by our competitors and/or other comparably sized companies. Base salaries are reviewed and approved by the Board annually to determine their appropriateness.

Discretionary Annual Incentive Compensation and Long-Term Incentive Compensation

Cash bonuses and awards of stock options reflect each individual Named Executive Officer’s contribution to the overall financial performance of the Company. Except as discussed below in relation to Mr. Hoffman, we do not have a regular or pre-established plan for making either cash bonuses or equity awards.

Discretionary cash bonuses are paid on a case-by-case basis at the discretion of the Organizational Development and Compensation Committee and the Board. Cash bonuses are paid in circumstances where the Board believes that it is appropriate to reward exceptional individual and/or Company performance. The Organizational Development and Compensation Committee reviews and recommends to the Board for approval bonuses paid to our Named Executive Officers. We expect to pay cash bonuses to executive officers in the future as part of the Company’s overall executive compensation program as circumstances warrant. Our bonus structure has been, and will continue to be, designed to reward individual and Company performance.

Pursuant to the Alpha Pro Tech, Ltd. 2004 Stock Option Plan, as amended (the “Option Plan”), the Company uses stock-based awards in some years to provide long-term incentive compensation and to link the financial interests of its Named Executive Officers with the financial interests of its shareholders. The Company’s program for granting stock options contributes significantly to that linkage. Grants are made on a discretionary basis, taking into account our need to incentivize management. Stock options become exercisable over time and, thus, require a longer-term commitment by the Named Executive Officers to realize the appreciation potential of the options. The terms of the options and the dates after which they become exercisable are established by the Board within the parameters of the Option Plan.

The options granted to our Named Executive Officers in 2018 will be exercisable in three equal installments on the first, second and third anniversary of the grant date, provided that, except as otherwise provided in the option agreement, at the time he or she exercises the option, the officer is and has been at all times since the grant date, an employee of the Company. If the officer ceases to be employed by the Company for any reason other than death, disability or a discharge for “cause” (as defined in the option agreement), the right to exercise the option shall terminate three months after the cessation of employment, to the same extent the officer was entitled to exercise the option on the date of cessation of employment. If the officer dies or becomes disabled prior to the fifth anniversary of the grant date of the option while the officer is an employee of the company or within three months after the officer ceases to be an employee of the Company (other than for “cause”), the option will be exercisable within the period of one year following the date of death or disability, to the same extent the officer was entitled to exercise the option on the date of death or disability. If the officer ceases his or her employment due to being discharged for “cause,” the right to exercise the option will terminate immediately upon cessation of employment.

Contractual Incentive Awards

Contractual incentive awards have historically been provided to our President and Chief Executive Officer, pursuant to which such individual or individuals, as applicable, were entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company, excluding bonus expenses. Mr. Hoffman is entitled to such an award pursuant to his employment agreement, as further described below.

The Company believes that each key element complements the others, and that together the key elements achieve the Company’s principal compensation objectives. Our compensation program has been successful in retaining executive talent, as evidenced by the longstanding employment of our current Named Executive Officers with the Company.

Perquisites

None of our Named Executive Officers receive any perquisites. Our policy is not to provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. Additionally, we do not maintain any pension or defined benefit plans specifically for the benefit of our Named Executive Officers.

Employment Agreement

The Company entered into an employment agreement with Lloyd Hoffman, related to his role as Chief Executive Officer of the Company, effective August 31, 2016, which was amended on October 24, 2017. Among other things, this agreement sets forth his compensation terms, his rights upon a termination of employment and restrictive covenants regarding non-competition and non-solicitation. See “Hoffman Employment Agreement” under the 2018 Summary Compensation Table below for additional details about the employment agreement with Mr. Hoffman.

Benefit Plans

Retirement Savings Plan

The Company has a Retirement Savings Plan (the “401(k) Plan”) that is intended to qualify under Section 401(k) of the Internal Revenue Code (the “Code”). Employees of the Company who have attained at least age 21 and have completed at least one (1) year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant’s compensation in any year in accordance with limitations defined in the Code. Under the 401(k) Plan, the Company matches 25% of the contributing participant’s effective deferral but not in excess of 4% of such contributing participant’s compensation. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested. The participant’s interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant’s death or disability. A participant’s fully vested benefit under the 401(k) Plan may be distributed to the participant upon his or her retirement, death, disability or termination of employment or upon reaching age 59 1/2.

Our Named Executive Officers may participate in the Company’s 401(k) plan on the same terms as all of our employees. The Company’s only contribution in 2018 on behalf of any of the Named Executive Officers was $1,954 on behalf of Danny Montgomery.

Other Benefit Plans

Senior management, including the Named Executive Officers, may also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.

Tax and Accounting Implications

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation, including stock options granted under the Option Plan, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification 718 (“FASB ASC 718”), Compensation – Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”)

All grants made under the Option Plan are intended either not to be subject to or otherwise to comply with Section 409A.

Organizational Development and Compensation Committee Report

The Organizational Development and Compensation Committee, comprised of independent directors, reviewed and discussed the above Executive Compensation section with the Company’s management. Based on this review and discussion, the Organizational Development and Compensation Committee recommended to the Company’s Board that the Executive Compensation section be included in this Proxy Statement.

This report is furnished by the Organizational Development and Compensation Committee:

John Ritota (Chairman)

David R. Garcia

James Buchan

2018 Summary Compensation Table

The following table sets forth, for the years ended December 31, 2018, 2017 and 2016, a summary of the compensation paid to or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)	All Other Compensation (4)	Total
Lloyd Hoffman President and Chief Executive Officer	2018 2017 2016	$632,000 $575,000 $500,000	$233,000 $60,000 $232,000	$146,300 -- $200,000	-- -- --	$1,011,300 $635,000 $932,000
Danny Montgomery Senior Vice President of Alpha ProTech Engineered Products, Inc. and Senior Vice President of Manufacturing	2018 2017 2016	$427,000 $414,000 $398,000	$120,000 $32,000 $120,000	$73,150 -- $100,000	$1,954 $1,895 $1,902	$622,104 $619,902 $619,902
Colleen McDonald Chief Financial Officer	2018 2017 2016	$237,500 $205,000 $180,417	$90,000 $24,000 $50,000	$36,575 -- $50,000	-- -- --	$364,075 $229,000 $280,417

(1)	The amounts reported in this column reflect the dollar amount of base salary earned for the year, taking into account any salary increases which became effective during the year.

(2)

The amounts reported in this column reflect annual cash incentive compensation for each officer, based on performance in the respective year, and determined by the Organizational Development and Compensation Committee in February of the following year and paid soon after. In the case of Mr. Hoffman (commencing in 2017), the bonus is based on a contractual incentive award as discussed earlier in this Proxy Statement and below under “Hoffman Employment Agreement.” At his election, Mr. Hoffman did not receive the entire amount of the contractual bonus in 2017.

(3)

The amounts reported in this column reflect the aggregate grant date fair value of the equity awards, as computed in accordance with FASB ASC 718, Compensation – Stock Compensation. For a discussion of this calculation, see “Stock-Based Compensation” under “Critical Accounting Policies and Estimates” under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These are not amounts paid to the Named Executive Officer. There can be no assurance that the grant date fair value will ever be realized. There were no options granted in 2017.

(4)	The amounts reported in this column represent matching contributions made by the Company under the Company’s 401(k) plan.

Hoffman Employment Agreement

On August 31, 2016, the Company entered into an employment agreement (the “Hoffman Employment Agreement”) with Lloyd Hoffman. The term of the Hoffman Employment Agreement is for a period commencing on August 31, 2016, and continuing through January 1, 2021, and thereafter automatically renewing for successive periods of one year unless either party provides the requisite notice not to renew. The parties entered into a first amendment to the Hoffman Employment Agreement, effective October 24, 2017, which amendment set forth the terms of Mr. Hoffman’s contractual bonus.

Pursuant to the terms of the Hoffman Employment Agreement, Mr. Hoffman is to receive an annual base salary of $500,000, payable in equal installments in accordance with the Company’s then existing payroll practices. Pursuant to the Hoffman Employment Agreement, Mr. Hoffman’s base salary was increased to $550,000 effective January 1, 2017, and was increased to $600,000 effective July 1, 2017. Mr. Hoffman will be eligible for an annual discretionary bonus in the form of cash or equity based upon an evaluation of the Company’s Board of the financial performance of the Company and Mr. Hoffman’s performance during the Company’s preceding fiscal year, and a bonus in the amount of five percent (5%) of the Company’s earnings before tax, as presented in the Company’s annual income statement, up to a maximum annual bonus of $1,000,000.

Pursuant to the Hoffman Employment Agreement, Mr. Hoffman’s employment with the Company may be terminated at any time by the Company with or without Cause or in the event of Mr. Hoffman’s Retirement, death or Disability (as such terms are defined in the Hoffman Employment Agreement). If Mr. Hoffman’s employment with the Company is terminated for Cause, the Company will pay Mr. Hoffman any accrued base salary and benefits. If Mr. Hoffman is terminated without Cause, the Company will pay Mr. Hoffman any accrued base salary and benefits and a termination payment calculated by dividing Mr. Hoffman’s base salary in effect on the date of termination by 12 and multiplying that number by the number of years of his service for the Company, to be paid in installment payments as set forth in the Hoffman Employment Agreement. If Mr. Hoffman Retires and is not Disabled, Mr. Hoffman will continue to provide services to the Company, either as a consultant or a representative, for four (4) years. Mr. Hoffman will be paid for these services an amount consisting of forty percent (40%) of Mr. Hoffman’s base salary in effect on the date of Retirement. If Mr. Hoffman dies or becomes Disabled, the Company will pay Mr. Hoffman, his estate, beneficiary or other designee, any accrued base salary and benefits and a death or Disability payment calculated by dividing Mr. Hoffman’s base salary in effect on the date of death or Disability by 24 and multiplying that number by the number of years of his service for the Company. If there is a Change of Control of the Company (as such term is defined in the Hoffman Employment Agreement) and Mr. Hoffman is terminated in connection with such Change of Control or at any time thereafter during the term of the Hoffman Employment Agreement, the Company will pay Mr. Hoffman any accrued base salary and benefits and a termination payment calculated by dividing Mr. Hoffman’s base salary in effect on the date of termination by 12 and multiplying that number by the number of years of his service for the Company, to be paid in a lump sum payment as set forth in the Hoffman Employment Agreement. Mr. Hoffman will be subject to certain non-competition and non-solicitation restrictions for a period of two (2) years following the termination of his employment with the Company, and Mr. Hoffman must execute a general release acceptable to the Company prior to receiving any termination or Change of Control payments provided for in the Hoffman Employment Agreement.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/share)	Full Grant Date Fair Value of Option Awards (1)
Lloyd Hoffman	March 21, 2018	95,000	$3.20	$146,300
Danny Montgomery	March 21, 2018	47,500	$3.20	$73,150
Colleen McDonald	March 21, 2018	23,750	$3.20	$36,575

(1) This amount reflects the dollar amount recognized, or to be recognized, for financial statement purposes in accordance with FASB ASC 718, Compensation – Stock Compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to the options held by the Named Executive Officers at December 31, 2018.

The options included below have an exercise price equal to the closing sales price of the Company’s common stock on the grant date and have a five-year life.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Lloyd Hoffman	133,334 (1) 0 (2)	66,666 (1) 95,000 (2)	$2.12 $3.20	6/23/2021 3/20/2023
Danny Montgomery	66,667 (1) 0 (2)	33,333 (1) 47,500 (2)	$2.12 $3.20	6/23/2021 3/20/2023
Colleen McDonald	33,334 (1) 0 (2)	16,666 (1) 23,750 (2)	$2.12 $3.20	6/23/2021 3/20/2023

(1) These options were granted to the officer on June 24, 2016. These options are scheduled to vest in equal installments over three years beginning one year after the grant date.

(2) These options were grants to the officer on March 21, 2018. These options are schedules to vest in equal installments over three years beginning one year after the grant date.

2004 Stock Option Plan

                All grants of stock options made to our Named Executive Officers are granted pursuant to the Option Plan, which is administered by the Board. The Board may grant stock options to key employees and non-employee directors, and each grant is evidenced by a written award agreement specifying the terms and conditions of the grant. The Option Plan prohibits granting stock options with an exercise price that is less than the fair market value of the common stock on the grant date.

Participants must deliver written notice of exercise to the Company, and the Board may accept the following as payment for the exercise price: (a) cash, (b) net proceeds from a cashless exercise, (c) delivery of previously acquired shares of common stock that have an aggregate fair market value on the date of exercise equal to the exercise price or (d) certifying to ownership by attestation of such previously acquired shares. Subject to any provision in an award agreement to the contrary, upon a change in control of the Company, all outstanding options will become fully exercisable and all restrictions will terminate or lapse.

DIRECTOR COMPENSATION

The Company uses cash compensation and awards of stock options to attract and retain qualified candidates to serve on the Board. In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of members of the Board.

Non-employee director compensation is determined annually by the Board acting upon the recommendation of the Organizational Development and Compensation Committee. Directors who are also employees of the Company receive no additional compensation for their service as a director. Non-employee directors of the Company are paid an annual retainer of $18,500. The Organizational Development and Compensation Committee and the Nominating/Governance Committee chairmen each receive an additional $1,000 per year in compensation, and the Audit Committee chairman receives an additional $11,000 per year in compensation. Directors also are reimbursed for their direct expenses incurred in attending meetings of the Board or the committees of the Board.  Non-employee directors are paid bi-annually in June and December.

Beginning with the Company’s 2004 Annual Meeting of Shareholders, each non-employee director became eligible to receive under the Option Plan (i) an annual grant of non-qualified stock options to purchase up to a maximum of 15,000 shares of common stock and (ii) a grant of non-qualified stock options to purchase up to a maximum of 25,000 shares of common stock at the time at which he or she first becomes a non-employee director.

Ms. Millar did not receive compensation in 2018 and will not receive compensation in the future for her service on the Board. However, she will continue to receive her current salary as an employee of the Company of approximately $127,000(1) and to be eligible to participate in the Option Plan and the Company’s other benefit plans, practices and programs, as in effect from time to time, in accordance with their terms. In connection with her employment, Ms. Millar received a grant of 14,250 employee stock options with an exercise price of $3.20 on March 21, 2018, which are exercisable in three equal installments on the first, second and third anniversary of the grant date.

(1) Ms. Millar’s salary was paid as Can$165,000 in 2018. It was converted to US dollars at the exchange rate of 1.2957.

2018 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s directors (other than its Named Executive Officers) in 2018.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total
John Ritota	$19,500	$25,800	$45,300
Russell Manock	$29,500	$25,800	$55,300
David R. Garcia	$18,500	$25,800	$44,300
James Buchan	$19,500	$25,800	$45,300
Donna Millar (3)	-	-	-

(1)

Mr. Hoffman and Mr. Montgomery are not included in this table, as they are, and at all times during 2018 were, employees of the Company and, thus, received no compensation for their service as directors. The compensation received by these individuals as employees of the Company is shown in the 2018 Summary Compensation Table that appears earlier in this Proxy Statement.

(2)

The amounts reported in this column reflect the aggregate grant date fair value of the equity awards, as computed in accordance with FASB ASC 718, Compensation – Stock Compensation. The aggregate number of options outstanding for each non-employee director as of December 31, 2018, was as follows: John Ritota: 75,000 options; Russell Manock: 55,000 options; David R. Garcia: 55,000 options; and James Buchan: 55,000 options. The aggregate number of shares issuable pursuant to exercisable options held by each non-employee director as of December 31, 2018, was as follows: John Ritota: 45,000 shares; Russell Manock: 25,000 shares; David R. Garcia: 25,000 shares; and James Buchan: 13,334 shares.

(3)

Ms. Millar did not receive compensation in 2018 and will not receive compensation in the future for her service on the Board; however, she received compensation as an employee of the Company, as discussed above. As of December 31, 2018, Ms. Millar had 44,250 options outstanding, and 24,750 shares were issuable pursuant to exercisable options, all of which options were granted as employee stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 15, 2019, with respect to shares of common stock of the Company beneficially owned by each current director (and director-nominee), by each Named Executive Officer for 2018, by all current directors and executive officers as a group and by persons known by the Company to be beneficial owners of more than 5% of the Company’s common stock.

Unless otherwise indicated, the address of each beneficial owner is c/o Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percent of Class (2)

5% Shareholders (excluding current directors and executive officers)

Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation	1,122,470	(3)	8.5%
800 Third Ave, New York, NY 10022
Estate of Shelly Hoffman	941,189	(4)	7.1%
89 Skymark Drive #807, North York, ON M2H 3S6

Current Directors and Executive Officers
Donna Millar	1,637,603	(5)	12.3%
John Ritota	80,250	(6)	*
Russell Manock	95,000	(7)	*
David R. Garcia	25,000	(8)	*
Danny Montgomery	93,191	(9)	*
Lloyd Hoffman	356,000	(10)	2.6%
James Buchan	13,334	(11)	*
Colleen McDonald	42,751	(12)	*
All current directors and executive officers as a group (8 persons)	2,343,129	(13)	17.1%

*Represents less than 1% of our outstanding shares.

(1)

The number of shares of common stock reflected in the table is the number of shares that are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared or as to which the individual has the right to acquire beneficial ownership within sixty (60) days through the exercise of an option, warrant, right of conversion of a security or otherwise. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)

Percentage of ownership is based on 13,281,016 shares of Company common stock outstanding as of April 15, 2019, and treats as outstanding all shares underlying currently exercisable options held by the identified beneficial owner. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)

This information is based solely upon our review of an amended Schedule 13G/A filed jointly by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation with the SEC on February 13, 2019, reporting beneficial ownership as of December 31, 2018.

(4)

With respect to the shares owned directly by the Estate of Shelly Hoffman, this information is based on information provided by the estate's executor, Lloyd Hoffman. Excludes 4,825 shares held by Shelly Hoffman’s widow.

(5)	Includes 24,750 shares subject to currently exercisable options.

(6)

Includes (i) 25,000 shares subject to currently exercisable options and (ii) 19,400 shares owned beneficially by Dr. Ritota’s wife and 5,000 shares owned beneficially by Dr. Ritota’s daughter, as to which Dr. Ritota disclaims beneficial ownership.

(7)	Includes 25,000 shares subject to currently exercisable options.

(8)	Includes 25,000 shares subject to currently exercisable options.

(9)	Includes 82,501 shares subject to currently exercisable options.

(10)

Includes 165,000 shares subject to currently exercisable options. Excludes 941,189 shares held by the Estate of Shelly Hoffman (which are reported separately) for which Mr. Hoffman is acting as an executor but for which he disclaims beneficial ownership.

(11)	Includes 13,334 shares subject to currently exercisable options.

(12)	Includes (i) 41,251 shares subject to currently exercisable options and (ii) 1,500 shares owned beneficially by Ms. McDonald’s sister, as to which Ms. McDonald disclaims beneficial ownership.

(13)	Includes shares subject to currently exercisable options as described in footnotes (5)-(12).

SECTION 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2018, all Section 16(a) reports applicable to the Company’s directors, officers and greater than 10% beneficial owners were timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee, which is appointed annually by the Board at its meeting following the annual meeting of shareholders, currently consists of three (3) directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the NYSE American and the SEC. The Audit Committee currently acts under a written charter. As described in its charter, the Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, including recommending to the Board an accounting firm to serve as the Company’s independent registered public accounting firm. The Company’s management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor these processes.

The Audit Committee hereby submits the following report:

●	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2018.

●

The Audit Committee has discussed with Tanner LLC, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, issued by the PCAOB.

●

The Audit Committee has received and reviewed the written disclosures and the letter from Tanner LLC required by applicable requirements of the PCAOB regarding Tanner LLC’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC its independence. The committee considered whether the performance of non-attest services was compatible with Tanner LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

This report is furnished by the Audit Committee:

Russell Manock (Chairman)

John Ritota

David R. Garcia

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The following tables set forth the fees billed to us by Tanner LLC (“Tanner”) relating to the following years:

	For the Years Ended December 31,
	2018	2017
Audit Fees	$150,000	$156,000
Audit-Related Fees	--	--
Tax Fees	25,000	28,000
All Other Fees	--	--
	$175,000	$184,000

Audit Fees

Audit Fees paid to Tanner were for professional services rendered relating to the audit of the Company’s annual consolidated financial statements in 2018 and 2017, and the review of condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and which are not reported under “Audit Fees.” There were no Audit-Related Fees paid to Tanner in 2018 or 2017.

Tax Fees

Tax Fees represent the fees billed for services relating to tax compliance, filing tax returns and tax advice on state tax requirements. All of these services were pre-approved by the Audit Committee.

All Other Fees

All Other Fees encompasses any services provided by the independent registered public accounting firm other than the services reported in the other above categories. There were no such fees paid to Tanner in 2018 or 2017.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accounting firm. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the performance of such services does not impair the registered public accounting firm’s independence.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The Board has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting. If the shareholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Tanner LLC has served as the independent registered public accounting firm for the Company since October 2011. A representative of Tanner LLC is expected to be present or available by phone at the Annual Meeting to respond to appropriate questions. If present, the Tanner LLC representative will have the opportunity to make a statement if he or she desires to do so.

Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

The Board of Directors unanimously recommends that you vote FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executives officers in accordance with the compensation disclosure rules of the SEC. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “Say-on-Pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “Say-on-Pay” vote or until our Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “Say-on-Pay” votes will occur no later than 2022.

As described in detail under the heading “Executive Compensation,” the Company’s executive compensation objectives are to motivate and retain highly qualified managers and executives; to link executives’ total compensation to Company and individual job performance; and to provide an appropriate balance between incentives focused on achievement of annual business plans and longer-term incentives tied to increases in shareholder value. Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Organizational Development and Compensation Committee of the Board. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Organizational Development and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. Although the Company has received favorable support of the Say-on-Pay proposals presented to the Company’s shareholders in the past (the Say-on-Pay proposal received the approval of 87.3% of the votes cast at the Company’s 2018 Annual Meeting of Shareholders), the Organizational Development and Compensation Committee has not taken any actions specifically in response to the previous shareholder advisory votes on executive compensation.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including the Executive Compensation section, the 2018 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. This shareholder advisory vote on frequency is required to be conducted every six years.

By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every year, once every two years or once every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

We recognize that shareholders may have different views as to the best approach for the Company; therefore, we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board in any way. The Board and the Organizational Development and Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the advisory vote on compensation once every year, once every two years or once every three years, or abstaining); therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

Unless instructed to the contrary, the shares represented by the proxies will be voted for the option of ONCE EVERY YEAR as the preferred frequency with respect to the say-when-on-pay proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

If any shareholder wishes to submit a proposal for inclusion in the proxy materials for the Company’s 2020 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company. Such proposals must be received at the Company’s executive offices on or before January 1, 2020, in order to be considered for inclusion in the Company’s proxy materials relating to such meeting.

A shareholder must notify the Company before March 16, 2020 of a proposal for the 2020 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in the Company’s proxy materials. If the Company does not receive such notice prior to March 16, 2020, proxies solicited by the Board of the Company will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail-return receipt requested, to the Company at 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attention: Lloyd Hoffman, President and Chief Executive Officer.

ANNUAL REPORT ON FORM 10-K

The Company will furnish to shareholders without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the SEC, for the year ended December 31, 2018. Copies of the exhibits to the Form 10-K also will be available upon payment of a reasonable fee for copying charges. Requests should be submitted in writing to 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO, CANADA L3R 9R2, ATTENTION: LLOYD HOFFMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

OTHER MATTERS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. If shareholders of the Company request, the Company will send a single proxy statement or single notice to a household with two or more shareholders sharing the same address. Each shareholder would continue to receive a separate proxy card. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to the Company at 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attention: Secretary.

As of the date of this Proxy Statement, neither management nor the Board knows of any other matters to come before the Annual Meeting other than those referred to herein and in the Notice of Annual Meeting of Shareholders.

To vote, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you received printed copies of proxy materials, please complete, sign and date the enclosed proxy card, and return it in the enclosed postage paid envelope as promptly as possible. You may revoke the proxy by giving written notice of revocation to the Company at any time prior to the voting thereof, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

REVOCABLE PROXY

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

SOLICITED BY THE BOARD OF DIRECTORS

ALPHA PRO TECH, LTD.

ANNUAL MEETING OF SHAREHOLDERS

June 11, 2019

The undersigned hereby appoints Lloyd Hoffman and Russell Manock, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of Alpha Pro Tech, Ltd. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders of the Company to be held on June 11, 2019, at the Edward Village Hotel, 50 East Valhalla Drive, Markham, Ontario, Canada L3R 0A3, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote FOR all nominees.	For	Withhold	For All Except
1. The election of all of the nominees listed below to serve as directors until the 2020 Annual Meeting of Shareholders and until their successors shall be elected and qualified.
Lloyd Hoffman	Danny Montgomery
Donna Millar	David R. Garcia
John Ritota	James Buchan
Russell Manock

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors recommends a vote FOR the ratification of the Company’s independent registered public accounting firm.	For	Against	Abstain
2. The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

The Board of Directors recommends a vote FOR the advisory approval of the compensation of the Company’s named executive officers.	For	Against	Abstain
3. The advisory approval of the compensation of the Company’s named executive officers.

The Board of Directors recommends a vote for the option of ONCE EVERY YEAR as the preferred frequency for advisory votes on executive compensation.	Once Every Year	Once Every 2 Years	Once Every 3 Years	Abstain
4. The non-binding advisory vote on the frequency of future executive compensation advisory votes.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. If no instructions are given, THIS PROXY WILL BE VOTED FOR the election of the seven (7) director-nominees, FOR the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019, FOR the say-on-pay proposal, and FOr the option of ONCE EVERY YEAR as the preferred frequency with respect to the say-when-on-pay proposal

Please sign exactly as name appears herein, and date this proxy in the space provided.	Date

Shareholder sign above                          Co-holder (if any) sign above

Sign, date and mail in postage paid envelope provided.

ALPHA PRO TECH, LTD.

PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY.

________________________________________

________________________________________

________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2019: THIS PROXY STATEMENT IS AVAILABLE AT http://www.alphaprotech.com/userfiles/doccenter/Proxy_statement_2019.pdf, AND THE 2018 ANNUAL REPORT IS AVAILABLE AT http://www.alphaprotech.com/userfiles/doccenter/Annual_Report_2018.pdf.

ANNUAL MEETING OF SHAREHOLDERS OF

ALPHA PRO TECH, LTD.

June 11, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20703000300030000000 2 061119

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lloyd Hoffman
- ○ Donna Millar
- ○ John Ritota
- ○ Russell Manock
- ○ Danny Montgomery
- ○ David R. Garcia
- ○ James Buchan

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.